Exhibit 4-3



                       AMENDMENT NUMBER TWO

                                to

                          $1,500,000,000
                   REVOLVING CREDIT AGREEMENT

                   dated as of December 1, 1993
                             between
                        GANNETT CO., INC.
                               and
             BANK OF AMERICA NT&SA, CHEMICAL BANK,
                 MORGAN GUARANTY TRUST COMPANY,
NATIONSBANK N.A. (CAROLINAS), THE FIRST NATIONAL BANK OF CHICAGO,
CITIBANK, N.A., THE FUJI BANK, LIMITED, TORONTO DOMINION (TEXAS),
                             INC.,
        WACHOVIA BANK OF GEORGIA, N.A., BANK OF HAWAII,
              FIRST INTERSTATE BANK OF CALIFORNIA,
    THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A.,
             DEUTSCHE BANK AG, MARINE MIDLAND BANK,
                PNC BANK, NATIONAL ASSOCIATION,
         ROYAL BANK OF CANADA, THE SANWA BANK, LIMITED,
         CRESTAR BANK, THE NORTHERN TRUST COMPANY, and
              THE FIRST NATIONAL BANK OF MARYLAND,


                           as amended

                        GANNETT CO., INC.

                       Amendment Number Two
                                to
                          $1,500,000,000
                    Revolving Credit Agreement


     This Amendment Number Two is made as of November 13, 1995 between Gannett Co., Inc., a Delaware corporation ("Gannett") and the Banks signatory hereto (each called a "Bank" and collectively the "Banks").

     Gannett entered into a $1,000,000,000 Revolving Credit
Agreement with the Banks dated December 1, 1993 (the
"Agreement").  On August 1, 1994, pursuant to Amendment
Number One to the Agreement, the Agreement was amended to increase the aggregate commitment to $1,500,000,000, extend the Expiration Date and modify the Facility Fee.

     Gannett and the Banks wish to further amend the Agreement to increase the aggregate commitment to $3,000,000,000, extend the Expiration Date, modify the Facility Fee, adjust the Applicable Margin in effect with respect to the Money Market Rate and the Eurodollar Rate, and amend Schedule 1 to the Agreement as provided herein.

     The parties hereby agree as follows:

     1. The terms "this Agreement," "hereunder," "herein" and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

     2. Section 1 of the Agreement shall be amended as follows:

         (i) The definition of "Applicable Margin" shall be amended to read in its entirety as follows:

             "Applicable Margin" for an Advance shall be the appropriate rate per annum set forth below opposite the interest rate applicable to such Advance.


Interest      Credit       Credit       Credit        Credit
Rate          Status 1     Status 2     Status 3      Status 4
----------    --------     --------     --------      --------
Alternate
Rate             0%            0%           0%           0%

Eurodollar    13 Basis      17 Basis     27.5 Basis   35 Basis
Rate          Points        Points       Points       Points

Money Market  25.5 Basis    29.5 Basis   40 Basis     50 Basis
Rate          Points        Points       Points       Points

Competitive
Bid Rate         0%            0%           0%           0%


         (ii) The definitions of "Credit Rating Adjustment A" and
"Credit Rating Adjustment B" shall be deleted in their entirety, and in their place shall be inserted the following definitions:

         "Credit Status 1" shall exist upon the occurrence of the higher of a rating by Standard & Poor's Corporation of Gannett's senior unsecured long-term debt of at least AA- or a rating by Moody's Investors Service, Inc. of Gannett's senior unsecured long-term debt of at least Aa3. Credit Status 1 shall exist upon the satisfaction of one or the other of the foregoing minimum rating thresholds and no other Credit Status shall be deemed to coexist, notwithstanding that the lower of the two ratings may fall within the range of ratings specified in Credit Status 2, Credit Status 3 or Credit Status 4.

         "Credit Status 2" shall exist upon the occurrence of the higher of a rating by Standard & Poor's Corporation of Gannett's senior unsecured long-term debt of at least A- or a rating by Moody's Investors Service, Inc. of Gannett's senior unsecured long-term debt of at least A3. Credit Status 2 shall exist upon the satisfaction of one or the other of the foregoing minimum rating thresholds and no other Credit Status shall be deemed to coexist, notwithstanding that the lower of the two ratings may fall within the range of ratings specified in Credit Status 3 or Credit Status 4.

         "Credit Status 3" shall exist upon the occurrence of the higher of a rating by Standard & Poor's Corporation of Gannett's senior unsecured long-term debt of at least BBB or a rating by Moody's Investors Service, Inc. of Gannett's senior unsecured long-term debt of at least Baa2. Credit Status 3 shall exist upon the satisfaction of one or the other of the foregoing minimum rating thresholds and no other Credit Status shall be deemed to coexist, notwithstanding that the lower of the two ratings may fall within the range of ratings specified in Credit Status 4.

         "Credit Status 4" shall exist only upon the occurrence of a rating by Standard & Poor's
         Corporation of Gannett's senior unsecured long-term debt of BBB- or below and a rating by Moody's
         Investors Service, Inc. of Gannett's senior unsecured long-term debt of Baa3 or below. Credit Status 1, Credit Status 2 or Credit Status 3 shall be deemed to exist in accordance with the definitions thereof if either the rating of Gannett's senior unsecured long-term debt by Standard & Poor's Corporation exceeds BBB- or the rating by Moody's Investors Service, Inc. exceeds Baa3.


         (iii) The definition of "Expiration Date" shall be amended in its entirety to read as follows:

         "Expiration Date" shall mean November 13, 2000.

      3. Section 2(a) shall be amended to read in its entirety as follows:

         2(a). Facility Fee. Gannett will pay to each Bank pro rata, as consideration for the Bank's Commitment hereunder, a facility fee (the "Facility Fee") calculated at the rate of: (i) seven (7) Basis Points per annum if Credit Status 1 shall be in effect; or (ii) nine (9) Basis Points per annum if Credit Status 2 shall be in effect; or (iii) twelve and one half (12.5) Basis Points per annum if Credit Status 3 shall be in effect; or (iv) seventeen and one half (17.5) Basis Points per annum if Credit Status 4 shall be in effect. The Facility Fee shall be computed pursuant to Section 3(g) from (and including) November 13, 1995, payable quarterly on each February 1, May 1, August 1 and November 1 after the date of Amendment Number Two, commencing with the first payment due on February 1, 1996, and ending on (but excluding for purposes of calculating the Facility Fee) the Expiration Date, for the preceding period for which such Facility Fee has not been paid.

      4. Schedule 1 shall be amended to read in its entirety as set forth in Schedule 1 hereto, and all references in the Agreement (including the cover page) to the aggregate Commitment
Amount shall be increased to $3,000,000,000.


      5. The terms of this Agreement shall be in addition to and shall in no way impair the full force and effect of the Agreement
(except as specifically amended herein). The Facility Fee accrued under the Agreement for the period prior to the date hereof shall be paid on the date hereof.

      6. This Amendment may be executed by the parties in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      7. THIS AMENDMENT NUMBER TWO SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties have executed this Amendment Number Two as of the date first written above.

                           GANNETT CO., INC.


                           By:   /s/ Gracia C. Martore
                              Name:  Gracia C. Martore
                              Title: Vice President/Treasury
                                       Services

                           BANK OF AMERICA NT&SA

                           By:   /s/ Amy Trapp
                              Name:  Amy Trapp
                              Title: Vice President

                           CHEMICAL BANK

                           By:   /s/ John J. Huber
                              Name:  John J.  Huber
                              Title: Managing Director


                           MORGAN GUARANTY TRUST COMPANY

                           By:   /s/ Eugenia Wilds
                              Name:  Eugenia Wilds
                              Title: Vice President


                           NATIONSBANK N.A. (CAROLINAS)

                           By:   /s/ Penn Wells
                              Name:  Penn Wells
                              Title: Senior Vice President


                           THE FIRST NATIONAL BANK OF CHICAGO

                           By:   /s/ Ted Wozniak/Authorized Agent
                              Name:  Ted Wozniak
                              Title: Managing Director


                           CITIBANK, N.A.

                           By:   /s/ Eric Huttner
                              Name:  Eric Huttner
                              Title: Vice President
                                     As Attorney-in-Fact


                           THE FUJI BANK, LIMITED

                           By:   /s/ Gina M. Kearns
                              Name:  Gina M. Kearns
                              Title: Vice President & Manager




                           TORONTO DOMINION (TEXAS), INC.

                           By:  /s/ C. A. Clause
                              Name: Carole A. Clause
                              Title:Vice President


                           WACHOVIA BANK OF GEORGIA, N.A.

                           By:   /s/ Mark S. Rogos
                              Name:  Mark S. Rogos
                              Title: Senior Vice President


                           BANK OF HAWAII

                           By:   /s/ Elizabeth O. MacLean
                              Name:  Elizabeth O. MacLean
                              Title: Vice President


                           FIRST INTERSTATE BANK OF CALIFORNIA

                           By:   /s/ Daniel H. Hom
                                 /s/ Judy A. Maahs
                              Name:  Daniel H. Hom
                                     Judy A. Maahs
                              Title: Vice President
                                     Asst. Vice President


                           THE BANK OF NOVA SCOTIA

                           By:   /s/ Vincent J. Fitzgerald, Jr.
                              Name:  Vincent J. Fitzgerald, Jr.
                              Title: Authorized Signatory




                           THE CHASE MANHATTAN BANK, N.A.

                           By:   /s/ Diana Lauria
                              Name:  Diana Lauria
                              Title: Vice-President


                           DEUTSCHE BANK AG, NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCH

                           By:   /s/ Elizabeth Tallmadge
                              Name:  Elizabeth Hope Tallmadge
                              Title: Vice President

                           By:   /s/ Bina R. Dabbah
                              Name:  Bina R. Dabbah
                              Title: Vice President


                           MARINE MIDLAND BANK

                           By:   /s/ Guy R. Nudd
                              Name:  Guy R. Nudd
                              Title: Vice President


                           PNC BANK, NATIONAL ASSOCIATION

                           By:   /s/ Scott C. Meves
                              Name:  Scott C. Meves
                              Title: Vice President


                           ROYAL BANK OF CANADA

                           By:   /s/ Barbara Meijer
                              Name:  Barbara Meijer
                              Title: Manager

                           THE SANWA BANK, LIMITED

                           By:   /s/ P. J. Pawlak
                              Name:  P. J. Pawlak
                              Title:  Vice President & Senior Manager


                           CRESTAR BANK

                           By:   /s/ Daniel J. O'Neill, Jr.
                              Name:  Daniel J. O'Neill, Jr.
                              Title: Vice President


                           THE NORTHERN TRUST COMPANY

                           By:   /s/ David L. Love
                              Name:  David L. Love
                              Title: Commercial Banking Officer


                           THE FIRST NATIONAL BANK OF MARYLAND

                           By:   /s/ Mary Ann Facente
                              Name:  Mary Ann Facente
                              Title: Vice President

                                                       SCHEDULE 1


                      COMMITMENTS OF THE BANKS



NAME, ADDRESS AND TELECOPY
NUMBER OF BANK                                        COMMITMENT AMOUNT
--------------------------                            ------------------
                            CO-ARRANGERS
                            ------------
Bank of America NT&SA                                   $250,000,000
1850 Gateway Blvd.
Concord, CA  94520
Telecopy:  510-675-7531 or 7532

   With a copy to:

   Bank of America NT&SA
   335 Madison Avenue
   New York, NY  10017
   Telecopy:  212-270-2056

Chemical Bank                                           $250,000,000
270 Park AvenueNew York, NY 10017
Telecopy:    212-270-2056

Morgan Guaranty Trust Company                           $250,000,000
60 Wall Street, 22nd FloorNew York, NY  10260-0060
Telecopy:    212-648-5018

NationsBank N.A. (Carolinas)                            $250,000,000
Communications Finance Division
901 Main Street, 64th Floor
Dallas, TX 75202-3748

The First National Bank of Chicago                      $250,000,000
One First National Plaza
Mail Suite 0374
Chicago, Il  60670-0083
Telecopy:  312-732-3885



                             CO-AGENTS
                             ---------
Citibank, N.A.                                          $150,000,000
399 Park AvenueNew York, NY  10043
Telecopy:   212-793-6873

The Fuji Bank, Limited                                  $150,000,000
Two World Trade Center, 79th Floor
New York, NY  10048
Telecopy:  212-912-9407

Toronto Dominion (Texas), Inc.                          $150,000,000
909 Fannin, Suite 1700
Houston, TX  77010
Telecopy:   713-951-9921

     With a copy to:

     The Toronto-Dominion Bank
     31 West 52nd Street
     New York, NY  10019-6101
     Telecopy:  212-262-1926

Wachovia Bank of Georgia, N.A.                          $150,000,000
191 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-332-6898


                           LEAD MANAGERS
                           -------------
Bank of Hawaii                                          $125,000,000
130 Merchant Street, 20th Floor
Honolulu, HI  96813
Telecopy:    602-752-8007

     With a copy to:

     Bank of Hawaii
     1839 S. Alma School Board
     Suite 150
     Mesa, Arizona  85210
     Telecopy:  602-752-8007


First Interstate Bank of California                     $125,000,000
885 Third AvenueNew York, NY  10022-4802
Telecopy:    212-593-5238

The Bank of Nova Scotia                                 $100,000,000
New York Agency1 Liberty Plaza, 26th Floor
New York, NY  10006
Telecopy:  212-225-5090 or 5091

The Chase Manhattan Bank, N.A.                          $100,000,000
One Chase SquareCorp. Industries Dept.
Tower 9
Rochester, NY  14643
Telecopy:    716-258-4258

Deutsche Bank AG                                        $100,000,000
New York Branch and/or
Cayman Islands Branch
31 West 52nd Street
New York, N.Y. 10019
Telecopy:   212-474-7936

Marine Midland Bank                                     $100,000,000
One Marine Midland Plaza
Rochester, New York  14639
Telecopy:   716-238-7140

PNC Bank, National Association                          $100,000,000
Communications Banking Division
MS 12-09-01
Land Title Building
100 South Broad Street
Philadelphia, PA 19110
Attn: Scott C. Meves
Telecopy: 215-585-6680

Royal Bank of Canada                                    $100,000,000
c/o Grand Cayman (North America #1) Branch
Financial Square
New York, N.Y. 10005-3531
Telecopy:   212-428-2372

The Sanwa Bank, Limited                                 $100,000,000
Atlanta AgencyGeorgia-Pacific Center
Suite 4750
133 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-589-1629


                              LENDERS
                              -------
Crestar Bank                                            $ 75,000,000
1445 New York Avenue, N.W.
Corporate Division - Third Floor
Washington, DC  20005
Telecopy:  202-879-6137


The Northern Trust Company                              $ 75,000,000
50 South  LaSalle  Street - B11
Chicago, IL  60675
Telecopy:    312-444-3508


The First National Bank of Maryland                     $ 50,000,000
1800 K Street, N.W., Suite 1010
Washington, DC  20006
Telecopy:  202-775-4838



                           TOTAL                      $3,000,000,000